First-Quarter 2024 Earnings May 8, 2024 Exhibit 99.2

2 These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: 2024 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, earnings per share, net debt and leverage, free cash flow before dividends and the drivers thereof; capital allocation priorities, including expected share repurchase activity and future dividend increases; ; strategic priorities and initiatives, including the Brink’s Business System; and expected growth from the deployment of technology-enabled solutions, including digital retail solutions and ATM managed services. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward- looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com Safe Harbor Statements and Non-GAAP Results

3 Record First-Quarter 2024 results • Reported revenue - up 4% with organic growth of 12% – AMS/DRS organic growth of +18% and CVM organic growth of +11% • Adjusted EBITDA +15% to $218M, margin 17.7% up 160bps • EPS +20% to $1.52 • Trailing-twelve-month free cash flow up 61% to $363M…41% conversion Continued momentum in key focus areas • DRS and AMS demand environment strong and building • Record DRS device installations in the quarter in North America • Progress on Brink’s Business System delivering efficiencies • Disciplined execution against our capital allocation framework − Repurchased ~275k shares in the first quarter for $23M − Announced a 10% dividend increase - second consecutive year of double-digit increases 2024 Guidance Affirmed • Reported revenue between $5,075 - $5,225 supported by low to mid-teens organic growth – AMS / DRS double-digit organic growth • Adjusted EBITDA between $935 - $985M, margin expansion of ~80 bps • EPS between $7.30 - $8.00 • Free cash flow $415 - $465M, conversion from adjusted EBITDA of ~46% Key Messages Notes: See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. (non-GAAP, $ millions, except EPS)

4 Record First-Quarter 2024 Results Strong Performance Across All Metrics (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. TTM Free Cash Flow +61% Conversion of 41%1 Revenue +4% Organic +12% Acq -% FX (8%) Adj. EBITDA +15% $1,074 $1,185 $1,236 2022 2023 2024 Constant Currency +12% Constant Currency +30% $165 $191 $218 2022 2023 2024 17.7% Margin 16.1% Margin 15.4% Margin EPS +20% Constant Currency +57% $1.19 $1.27 $1.52 2022 2023 2024 $166 $226 $363 2022 2023 2024 41% CONV 28% CONV 23% CONV

5 First-Quarter 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. $402 $406 2023 2024 $57 $69 2023 2024 14.1% Margin 16.9% Margin $316 $335 2023 2024 $79 $77 2023 2024 25.2% Margin 23.0% Margin $199 $205 2023 2024 $43 $48 2023 2024 21.7% Margin 23.2% Margin Latin America Revenue +6% Adj. EBITDA (3%) Constant currency +37% +36% North America Revenue +1% Adj. EBITDA +21% Constant currency +1% +21% Europe Revenue +8% Adj. EBITDA +14% Constant currency +7% +12% Rest of World Revenue +3% Adj EBITDA +10% Constant currency +4% +12% Organic +1% +21% Acq – – FX – – Organic +37% +36% Acq – – FX (31%) (39%) Organic +6% +12% Acq +1% +1% FX +1% +1% Organic +4% +12% Acq/Disp – (1%) FX (1%) (2%) $269 $291 2023 2024 $35 $40 2023 2024 13.7% Margin 13.1% Margin Organic Growth Across Each Segment

AMS/DRS Delivering Growth and Margin Improvement

Organic Growth Acceleration in Both CVM and AMS/DRS Customer Offerings

($ millions)

Brink's Revenue Mix



10%
$359
13%
$530
16%
$743
21%
$1,012
22-23%
2020
2021
2022
2023
2024 Target
AMS/DRS
Cash & Valuables Mgmt
AMS/DRS Percent of Total

Customer Offerings

Cash & Valuables Management

- Q1 organic growth of 11%
  - Strategic pricing initiatives
  - Stabilization in commodities movement and storage markets
- Brink's Business System driving operational excellence

Digital Retail Solutions

- Organic growth accelerated sequentially
- Record Q1 device installations in US market
- New wins in both enterprise and SMB markets

ATM Managed Services

- Key wins in the convenience store verticals
- Good transaction growth in North America
- Strong commercial progress in all geographies

AMS/DRS Organic Revenue Growth of 18% - Accelerated Sequentially from Q4

BRINKS 6

7 First-Quarter Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $1,185 $103 $43 $2 $1,333 ( $97 ) $1,236 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. Double-digit Organic Growth and Adjusted EBITDA Growth % Change (8%)12% -% 4%12% Organic +$146 +11% +18% $191 $58 ( $0 ) $248 ( $30 ) $218 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 16.1% Margin 17.7% Margin % Change 30% 30% (16%) 15% 18.6% Margin -%

8 $145 ( $56 ) ( $29 ) $9 $69 $56 $56 $29 $9 $218 Op Profit Interest Expense Taxes Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA First-Quarter Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 45.3 million 47.4 million 17.7% Margin +15% Diluted Shares 11.7% Margin 2024 EPS: $1.52 2023 EPS: $1.27 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Vs. 2023 $18 ( $9 ) ( $8 ) $9 $9 $4 $9 $8 ( $3 ) $28

9 Capital Allocation Framework Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Capital allocation priorities not shown in priority order. 1. Remaining capacity as of May 1, 2024 through 2025 Disciplined capital allocation model expected to allow the flexibility to optimize shareholder returns $415 - $465M in targeted 2024 Free Cash Flow, Conversion of ~46% • Focus on deals with strong synergy potential that fit within our current footprint or service offerings 2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments Dividends • $464M remaining authorization1 • 2nd consecutive 10% increase announced May 1st • Q1 Net Debt to Adj. EBITDA within targeted range • Strategic investments driving growth and profitability

2024 Guidance Affirmed

Mid-single organic growth driving low double-digit EBITDA and FCF growth

(non-GAAP, $ millions, except EPS)

	2023 Actual	2024 Guidance	Growth
Revenue	$4,875	$5,075 - 5,225	~ 6%
Adjusted EBITDA	$867	$935 - 985	~ 11%
Margin	17.8%	18.4% - 18.9%	
Free Cash Flow	$393	$415 - 465	~ 12%
FCF / EBITDA	45%	~ 46%	
EPS	$7.35	$7.30 - 8.00	~ 4%

- Strong organic growth - low to mid-teens
    - Mid-single digit organic growth netting the impact of expected Argentina currency headwinds
    - Double-digit organic growth expected in AMS/DRS
- EBITDA margin expansion driven by revenue growth, mix benefits, and continued productivity
- EPS growth impacted by non-repeating gains on sale of marketable securities in 2023

Notes: See detailed reconciliations of non-GAAP to GAAP 2023 results included in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions.

BRINKS 10

Appendix

12 Our Strategic Pillars

13 First-Quarter 2024 Revenue & Operating Profit by Segment ($ millions) Note: Constant currency represents 2024 results at 2023 exchange rates. $402 $406 2023 2024 $39 $48 2023 2024 9.6% Margin 11.9% Margin $316 $335 2023 2024 $67 $63 2023 2024 21.1% Margin 18.8% Margin $199 $205 2023 2024 $37 $41 2023 2024 18.7% Margin 20.1% Margin Latin America Revenue +6% Op Profit (5%) Constant currency +37% +41% North America Revenue +1% Op Profit +25% Constant currency +1% +25% Europe Revenue +8% Op Profit 18% Constant currency +7% +16% Rest of World Revenue +3% Op Profit +10% Constant currency +4% +12% Organic +1% +25% Acq – – FX – – Organic +37% +41% Acq – – FX (31%) (47%) Organic +6% +15% Acq +1% +1% FX +1% +1% Organic +4% +13% Acq/Disp – (1%) FX (1%) (2%) $269 $291 2023 2024 $22 $26 2023 2024 8.9% Margin 8.2% Margin Organic Growth Across Each Segment

14 Net Debt and Leverage Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. Net of unamortized debt issuance costs of $6 million as of 12/31/2023 and $5 million as of 3/31/2024. 2. Net Debt divided by Adjusted EBITDA. (Non-GAAP, $ millions)Leverage Within Targeted Range $867 $895 2023 Actual Q1 2024 TTM Actual Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $994 $995 $1,527 $1,663 $2,521 $2,658 12/31/2023 Actual 3/31/2024 Actual Unsecured Senior Notes1 Secured Net Debt Leverage Ratio2 2.91 2.97

15 Q1 Revenues: GAAP 1,074.0$ Non-GAAP 1,074.0$ Operating profit (loss): GAAP 62.4$ Reorganization and Restructuring(a) 11.7 Acquisitions and dispositions(a) 15.2 Argentina highly inflationary impact(a) 6.1 Change in allowance estimate(a) 16.7 Non-GAAP 112.1$ Interest expense: GAAP (27.9)$ Acquisitions and dispositions(a) 0.4 Non-GAAP (27.5)$ Taxes: GAAP (41.1)$ Retirement plans(c) 0.7 Reorganization and Restructuring(a) 1.2 Acquisitions and dispositions(a) 0.8 Argentina highly inflationary impact(a) (0.2) Change in allowance estimate(a) 4.0 Valuation allowance on tax credits(g) 58.3 Income tax rate adjustment(b) 2.4 Non-GAAP 26.1$ 2022 2022 Non-GAAP Results Reconciled to GAAP (1 of 3) Amounts may not add due to rounding. See slide 17 for footnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) The 2024 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization, U.S. retirement plan costs and approved restructuring actions. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024.

16 Q1 Income (loss) from continuing operations attributable to Brink's: GAAP 71.4$ Retirement plans(c) 2.4 Reorganization and Restructuring(a) 10.5 Acquisitions and dispositions(a) 13.8 Argentina highly inflationary impact(a) 6.9 Change in allow ance estimate(a) 12.7 Valuation allow ance on tax credits(g) (58.3) Income tax rate adjustment(b) (2.0) Non-GAAP 57.4$ EPS: GAAP 1.48$ Retirement plans(c) 0.05 Reorganization and Restructuring(a) 0.22 Acquisitions and dispositions(a) 0.29 Argentina highly inflationary impact(a) 0.14 Change in allow ance estimate(a) 0.26 Valuation allow ance on tax credits(g) (1.21) Income tax rate adjustment(b) (0.04) Non-GAAP 1.19$ Depreciation and Amortization: GAAP 61.0$ Acquisitions and dispositions(a) (12.7) Argentina highly inflationary impact(a) (0.7) Non-GAAP 47.6$ 2022 2022 Non-GAAP Results Reconciled to GAAP (2 of 3) Amounts may not add due to rounding. See slide 17 for footnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions, except for per share amounts)

2022 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2021		2022	
	Q1	Full Year	Q1	Full Year
Adjusted EBITDA[d]:				
Net income attributable to Brink's - GAAP	$ 12.7	105.2	$ 71.3	170.6
Interest expense - GAAP	27.2	112.2	27.9	138.8
Income tax provision - GAAP	13.6	120.3	(41.1)	41.4
Depreciation and amortization - GAAP	54.8	239.5	61.0	245.8
EBITDA	$ 108.3	577.2	$ 119.1	596.6
Discontinued operations - GAAP	-	(2.1)	0.1	2.9
Retirement plans[c]	6.4	29.8	3.1	11.0
Reorganization and Restructuring[a]	6.4	42.8	11.7	37.7
Acquisitions and dispositions[a]	8.5	18.8	1.5	30.9
Argentina highly inflationary impact[a]	3.4	10.1	6.0	42.7
Change in allowance estimate[a]	-	-	16.7	15.6
Ship loss matter[a]	-	-	-	4.9
Chile antitrust matter[a]	-	9.5	-	1.4
Internal loss[a]	(0.8)	(21.1)	-	-
Income tax rate adjustment[b]	0.7	-	0.4	-
Share-based compensation[e]	7.6	34.0	7.1	48.6
Marketable securities (gain) loss[f]	(3.4)	(16.4)	(0.3)	(4.0)
Adjusted EBITDA	$ 137.1	682.6	$ 165.4	788.3

Amounts may not add due to rounding.

(a) See "Other Items Not Allocated To Segments" on slides 18 and 19 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 30.3% for 2022 and 33.6% for 2021.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.
(d) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
(e) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(f) Due to the impact of Argentina highly inflationary accounting, there was $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, and a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.
(g) In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.

BRINKS 17

18 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Reorganization and Restructuring 2022 Global Restructuring Plan In the third quarter of 2022, management began a restructuring program across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. As a result of actions taken, we recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $16.6 million of net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. • Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key PAI employees was $3.5 million in 2022. 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. These amounts are excluded from non-GAAP results.

19 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the coronavirus (COVID-19) pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re- assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results. Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results. Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease to bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

Non-GAAP Reconciliation – Cash Flows

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	Q1 2021	Full Year 2021	Q1 2022	Full Year 2022
Free cash flow before dividends				
Cash flows from operating activities				
Operating activities - GAAP	$ (1.5)	$ 478.0	$ (76.3)	$ 479.9
(Increase) decrease in restricted cash held for customers	66.4	(60.2)	52.5	(50.0)
(Increase) decrease in certain customer obligations[a]	(18.4)	(15.7)	0.1	(50.0)
G4S intercompany payments[b]	2.6	2.6	-	-
Operating activities - non-GAAP	$ 49.1	$ 404.7	$ (23.7)	$ 379.9
Capital expenditures - GAAP	(32.2)	(167.9)	(37.0)	(182.6)
Proceeds from sale of property, equipment and investments	1.9	7.7	1.2	5.7
Free cash flow before dividends	$ 18.8	$ 244.5	$ (59.5)	$ 203.0

(a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers' accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

(b) In the fourth quarter of 2020, we changed our definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. All previously disclosed information for all periods presented has been revised.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our condensed consolidated statements of cash flows.

BRINKS 20

21 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) December 31, March 31, (In millions) 2023 2024 Debt: Short-term borrowings 151.7$ 155.0$ Long-term debt 3,379.6 3,434.9 Total Debt 3,531.3 3,589.9 Less: Cash and cash equivalents 1,176.6 1,122.7 Amounts held by Cash Management Services operations(a) (166.2) (191.0) Cash and cash equivalents available for general corporate purposes 1,010.4 931.7 Net Debt 2,520.9$ 2,658.2$ a) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the follow ing day and w e do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance w ith GAAP. We use Net Debt as a measure of our f inancial leverage. We believe that investors also may f ind Net Debt to be helpful in evaluating our f inancial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance w ith GAAP and should be review ed in conjunction w ith our condensed consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, w hich is the most directly comparable f inancial measure calculated and reported in accordance w ith GAAP, December 31, 2023 and March 31, 2024.

22 Non-GAAP Reconciliation – Segment Adjusted EBITDA The Brink’s Company and subsidiaries (In millions) Segment Adjusted EBITDA: GAAP amounts Add back: Depreciation and amortization Segment Adjusted EBITDA GAAP amounts Add back: Depreciation and amortization Segment Adjusted EBITDA Operating Profit: North America 38.6$ 17.9 56.5 48.4$ 20.1 68.5 Latin America 66.6 12.8 79.4 63.0 14.1 77.1 Europe 22.0 13.1 35.1 25.9 14.0 39.9 Rest of World 37.3 5.9 43.2 41.1 6.4 47.5 Total Segment 164.5 49.7 214.2 178.4 54.6 233.0 Corporate (37.1) 1.7 (33.4) 1.0 Other Items not Allocated to Segments (47.6) 16.2 (24.1) 16.8 Total operating profit 79.8$ 120.9$ Interest expense (46.6) (55.8) Interest and other nonoperating income (expense) 4.7 13.3 Provision for income taxes (20.3) (26.2) Income from discontinued operations, net of tax 0.7 - Net income attributable to noncontrolling interests (3.3) (2.9) Net income attributable to Brink’s 15.0$ 49.3$ Amounts may not add due to rounding. Q1 Q1 Segment Adjusted EBITDA is defined as Segment Operating Profit excluding the impact of Segment depreciation and amortization. 2023 2024

23 Adjusted EBITDA Reconciliation The Brink’s Company and subsidiaries (In millions) 2023 2024 Q1 Q1 North America 56.5$ 68.5$ Latin America 79.4 77.1 Europe 35.1 39.9 Rest of World 43.2 47.5 Total segment adjusted EBITDA(a) 214.2$ 233.0$ Corporate expenses (37.1) (33.4) Corporate depreciation and amortization 1.7 1.0 Interest and other nonoperating income (expense)(b) 3.3 11.6 Net income attributable to noncontrolling interests(b) (3.2) (2.8) Share-based compensation(c) 11.8 9.3 Marketable securities (gain) loss(d) (0.2) (0.5) Consolidated adjusted EBITDA 190.5$ 218.2$ (a) See detailed reconciliations of the First Quarter 2024 and the First Quarter 2023 Segment Adjusted EBITDA in the Appendix. (d) Due to the impact of Argentina highly inflationary accounting, there was a $0.3 million non-GAAP adjustment for a loss in the first quarter of 2023. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other period presented. (c) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the first quarter of 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other period presented. (b) See detailed reconciliations of non-GAAP to GAAP results included in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.